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                               AMENDMENT AGREEMENT

This Amendment Agreement ("Amendment") is entered into as of May 25, 2000 by and between BioSignal Inc. 1744 rue William, Montreal, Quebec CANADA H3J 1R4 (hereinafter, BIOSIGNAL) and Vanderbilt University, through the Office of Technology Transfer, having an office at 1207 17th Avenue S. Suite 210, Nashville TN USA 37212 (hereinafter, VANDERBILT).

   WHEREAS, BIOSIGNAL and VANDERBILT entered into a License Agreement relating to: "Optical Assay of Protein Interactions" as of September 11, 1998 (AGREEMENT), and

   WHEREAS, BIOSIGNAL and VANDERBILT wish to amend the AGREEMENT,

   NOW, THEREFORE, BIOSIGNAL and VANDERBILT agree as follows:

The AGREEMENT is hereby amended effective as of the date first written above as follows:

   Section 3 CONSIDERATIONS & ROYALTIES is amended by inserting a new Clause 3.8, to read as follows:

   "For sales of a LICENSED SERVICE in combination with other products and/or services ("COMBINATION SERVICE") the earned royalty shall be [* * *] of the NET SALES of the COMBINATION SERVICE that could not have been performed but for the INVENTION."

IN WITNESS WHEREOF, the parties hereto have set their hands and seals and duly executed this AGREEMENT on the dates indicated below, to be effective on the date first written above.

BioSignal Inc.                                  Vanderbilt University

By:  /s/ Daniel Chelsky                         By: /s/ Janis Elsner
     --------------------------                     ----------------------------
     Daniel Chelsky, Ph.D.                          Janis Elsner
     President                                      Assoc. Director


[* * *] Indicates information omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.